                          ASSIGNMENT OF SWAP AGREEMENT


                  ASSIGNMENT OF SWAP AGREEMENT (the "Assignment") dated as of September 18, 2003, by and among TOYOTA AUTO RECEIVABLES 2003-B OWNER TRUST, a Delaware statutory trust (the "Assignor" or the "Trust"), THE BANK OF NEW YORK, not in its individual capacity but as Indenture Trustee (the "Assignee") of the Toyota Auto Receivables 2003-B Owner Trust pursuant to the Indenture, dated as of September 1, 2003 (the "Indenture"), by and between the Trust and the Indenture Trustee, and TOYOTA MOTOR CREDIT CORPORATION, as swap counterparty.

                  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

                              W I T N E S S E T H:


                  WHEREAS, the Trust has acquired a pool of new and used automobile and light duty truck retail installment sales contracts originated by Toyota and Lexus dealers (the "Receivables") and related property from Toyota Auto Finance Receivables LLC ("TAFR LLC"), a Delaware limited liability company;

                  WHEREAS, the Assignor is granting to the Assignee all of the Issuer's right, title and interest in and to the Receivables and other interest to be evidenced by certain asset backed notes (the "Notes") and Certificates issued by the Trust;


                  WHEREAS, the Trust and Toyota Motor Credit Corporation (the "Counterparty") have entered and/or anticipate entering into one or more transactions that are or will be governed by that certain ISDA Master Agreement, dated as of September 18, 2003 ("Master Agreement"), which includes a schedule (the "Schedule") and the Class A-3 Confirmation to the ISDA Master Agreement, dated as of September 18, 2003 (the "Class A-3 Confirmation", and together with the Master Agreement and the Schedule, the "Swap Agreement");


                  WHEREAS, Assignor desires to assign all of its rights, title and interest in and to the Swap Agreement to Assignee; and

                  NOW, THEREFORE, in order to induce Assignee to enter into the Indenture, Assignor does hereby assign, transfer, grant and set over to Assignee all of Assignor's right, title and interest in and to the Swap Agreement, as more particularly provided herein, and subject to the terms and conditions more fully set forth herein:

         A. Subject to the provisions of Paragraph E below, Assignor hereby irrevocably authorizes and directs the Counterparty to perform directly to, or as directed by, Assignee, and to remit any and all payments due under the Swap Agreement to Assignee, from and after the date hereof.

         B. All notices, demands, requests, consents, approvals and other instruments under this Assignment shall be in writing and shall be sent and shall be deemed to have been actually or properly given if and when given in accordance with the notice provisions of the Notes.

         C. Anything contained herein or in the Notes, the Indenture or any other security documents to the contrary notwithstanding, Assignee's recourse for the performance of all of the obligations and liabilities of Assignor under this Assignment shall be limited to the same extent as, and for the protection of the same persons and entities described in, the Swap Agreement.

         D. Except as otherwise expressly provided, nothing contained herein shall operate or be construed to impose any obligation upon the Assignee with respect to the Swap Agreement.

         E.       1.       This Assignment and all rights hereunder assigned to
                           Assignee shall cease and terminate upon payment in full by the Assignor of the principal amount of and interest on the Notes and any that are then due and payable.

                  2. In addition, in the event that any portion of the Swap Agreement is sold, assigned or otherwise disposed of in connection with a redemption or prepayment of the Class A-3 Notes, such portion of the Swap Agreement shall be released from this Assignment.

                  3. In connection with any release of this Agreement pursuant to this Paragraph E, Assignee shall execute such documents as may be reasonably requested by Assignor to acknowledge such release. Any documents delivered to confirm such release shall be prepared by counsel for Assignor at Assignor's reasonable expense and shall expressly provide that such confirmation is without recourse and without any representation or warranty, express or implied (except that Assignee shall represent that such document has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered this Swap Agreement). If the Swap Agreement is released in its entirety, Assignee, at the request and sole cost and expense of Assignor made at the time of any such release, will execute and deliver to Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Assignment, and will duly assign and transfer, without recourse and without any representation or warranty, express or implied (except that Assignee shall represent that such termination and such assignment and transfer has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Swap Agreement) the Swap Agreement and deliver so much thereof as shall be in its possession and as has not theretofore been sold or otherwise applied or released pursuant to this Assignment, together with any moneys at the time held by Assignee hereunder and not applied to the payment of the secured obligations of Assignor.

         F. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         G. This Assignment shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns of Assignor and Assignee.

         H. This Assignment is executed and delivered by U.S. Bank Trust National Association ("U.S. Bank"), not individually or personally but solely as trustee of the Trust in the exercise of the powers and authority conferred and vested in it and the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by U.S. Bank but are made and intended for the purpose of binding only the Trust. The parties hereto acknowledge that under no circumstances shall U.S. Bank be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Assignment.

                [Remainder of the page intentionally left blank.]

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                   ASSIGNOR:



                                   TOYOTA AUTO RECEIVABLES
                                   2003-B OWNER TRUST

                                   By:   U.S. Bank Trust
                                         National Association,
                                         not in its individual
                                         capacity but solely
                                         as Owner Trustee on
                                         behalf of the Issuer


                                   By:   /s/ Melissa A. Rosal
                                         --------------------
                                         Name: Melissa A. Rosal
                                         Title: Vice President


                                   ASSIGNEE:

                                   THE BANK OF NEW YORK, not
                                   in its individual capacity
                                   but solely as Indenture
                                   Trustee


                                   By:   /s/ John Bobko
                                         --------------------
                                         Name: John Bobko
                                         Title: Assistant
                                                 Vice President



                                   COUNTERPARTY:

                                   TOYOTA MOTOR CREDIT
                                   CORPORATION


                                   By:   /s/ George E. Borst
                                         --------------------
                                         Name: George E. Borst
                                         Title: President
                                                 and Chief Executive Officer



                                      S-1